UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2009
LSB CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	000-32955	04-3557612
(State or other	(Commission File	(I.R.S. Employer
jurisdiction	Number)	Identification No.)
of incorporation)

30 Massachusetts Avenue
North Andover, Massachusetts 01845
(978) 725-7500
(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 20, 2009, the registrant entered into a subordinated debt agreement between River Bank (as borrower) and Commerce Bank & Trust Company (as lender) whereby River Bank borrows $6.0 million under an unsecured term subordinated loan with a final maturity on October 20, 2016. The subordinated debt agreement calls for a fixed interest rate of 8.5% and equal annual principal payments of $1.2 million commencing on the third anniversary. A copy of the subordinated debt agreement is attached as Exhibit 10.1 to this filing and is incorporated herein by reference.
     River Bank’s obligations under the subordinated debt agreement, including the principal, premium, if any, and interest, are subordinate and junior in right of payment to River Bank’s obligations to its depositors, and its other obligations to its general and secured creditors, except such other creditors holding obligations of River Bank ranking on a parity with or junior to the subordinated note, if any.
     The proceeds of the subordinated debt incurred are intended to qualify as “term subordinated debt” within the meaning of the FDIC’s Statement of Policy on Risk-Based Capital (the “Regulations”) and are therefore eligible to be considered Tier 2 capital within the meaning of the Regulations.  The Regulations also contain limitations on the amount of Tier 2 capital that may be recognized for risk-based capital purposes, limitations on the amount of term subordinated debt that may be treated as part of Tier 2 capital for purposes of the Regulations and rules relating to amortization of term subordinated debt as it approaches maturity. The Company expects that the entire amount of the subordinated debt will be included as part of River Bank’s Tier 2 capital as of December 31, 2009.
     Under current applicable regulations, River Bank may not retire any part of its obligations under the subordinated debt agreement (including payment at maturity, or pursuant to an acceleration clause or redemption prior to maturity) without the prior written consent of the FDIC.
Item 2.02. Results of Operations and Financial Condition.
     On October 22, 2009, the registrant announced, in a press release, its results of operations for the quarter ended September 30, 2009 and its quarterly cash dividend to common stock shareholders. A copy of the press release issued by the registrant is herewith attached as Exhibit 99.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On October 20, 2009, the registrant entered into a subordinated debt agreement between River Bank (as borrower) and Commerce Bank & Trust Company (as lender) whereby River Bank borrows $6.0 million under an unsecured term subordinated loan with a final maturity on October 20, 2016.
     River Bank’s obligations under the subordinated debt agreement may be accelerated upon certain defined Events of Default of River Bank set forth in the subordinated debt agreement. However, the acceleration provisions expressly acknowledge that, under current applicable regulations, such acceleration requires the prior written consent of the FDIC.
     The description of the subordinated debt agreement contained in Item 1.01 above and the subordinated debt agreement included as Exhibit 10.1 to this filing are incorporated herein by reference
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.
10.1	Subordinated Debt Agreement dated October 20, 2009 between River Bank and Commerce Bank & Trust Company.

99.1	Press Release dated October 22, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSB CORPORATION
DATED: October 23, 2009	By:	/s/ GERALD T. MULLIGAN
Gerald T. Mulligan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Subordinated Debt Agreement dated October 20, 2009 between River Bank and Commerce Bank & Trust Company

99.1	Press Release dated October 22, 2009